Exhibit 10.80

Execution Version

GUARANTEE

Of

FS CREDIT REAL ESTATE INCOME TRUST, INC.

January 11, 2023

In consideration of the Master Repurchase Agreement, dated as of January 11, 2023 and transactions effected thereunder (the “Agreement”) between LUCID PRIME FUND LLC, a limited liability company, organized under the laws of Delaware (“Party A”) and FS CREIT INVESTMENTS LLC, a limited liability company, organized under the laws of Delaware (“Obligor”) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, FS CREDIT REAL ESTATE INCOME TRUST, INC. (hereinafter “Guarantor”), hereby irrevocably and unconditionally guarantees to Party A, with effect from the date of the Agreement, the due and punctual payment of all amounts payable by Obligor under the Agreement, absolute or conditional, (including amounts otherwise due and payable thereunder but for the commencement of any bankruptcy or similar proceeding), and undertakes that if for any reason the Obligor shall fail to pay any such sum on its due date the Guarantor shall on demand by Party A pay such sum to Party A promptly and in any event within two (2) business days. The Guarantor agrees that its obligations under this Guarantee constitute a continuing guaranty and a guaranty of payment and not of collection.

Guarantor hereby agrees that its obligations hereunder shall be irrevocable, full and unconditional and will not be discharged except by complete payment of the amounts payable under the Agreement, irrespective of any claim as to the validity, regularity or enforceability of the Agreements or the lack of authority of the Obligor to execute or deliver the Agreement; termination of, or entry into additional, transactions under the Agreement or increase of the liability of Obligor under or any change in or amendment to the Agreement and/or any transaction; or any waiver or consent by Obligor or by Party A with respect to any provisions thereof; or the absence of any action to enforce the Agreement, or the recovery of any judgment against Obligor or of any action to enforce a judgment against Obligor under the Agreement; any action or omission by Party A or Obligor which would increase the liability of Guarantor hereunder; any setoff, counterclaim or defense of the Guarantor or Obligor or any similar circumstance which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Guarantor hereby waives acceptance of this Guarantee, diligence, promptness, presentment, demand on Obligor for payment or otherwise, filing of claims, requirement of a prior proceeding against Obligor and protest or notice and all other defenses of a surety or guarantor (other than the defense of payment). In addition, the Guarantor’s obligations hereunder shall not be affected by the existence, validity, enforceability, perfection, or extent of any collateral therefor. If at any time payment under the Agreement is rescinded or must be otherwise restored or returned by Party A upon the insolvency, bankruptcy or reorganization of Obligor or Guarantor or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be reinstated upon such restoration or return being made by Party A. The Guarantor shall only be entitled to receive or enforce any payment due under any right of subrogation, reimbursement, exoneration, contribution or indemnification against the Obligor arising out of payment hereunder when all amounts guaranteed hereunder have been paid in full to Party A on a dollar- for-dollar basis. Subject to the foregoing, upon payment of such due and unpaid obligations, the Guarantor shall be subrogated to the rights of Party A against the Obligor with respect to such obligations, and Party A agrees to take, at the Guarantor’s expense, such steps as the Guarantor may reasonably request to implement such subrogation.

No failure on the part of Party A to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Party A of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to Party A, or allowed it by law or other agreement, shall be cumulative and not exclusive of any other, and may be exercised by Party A from time to time.

Guarantor hereby agrees that it shall pay all reasonable out of pocket costs, fees and expenses (including reasonable external attorneys’ fees and disbursements) incurred by Party A in enforcing Guarantor’s obligations under this Guarantee.

Guarantor represents to Party A as of the date hereof, which representations will be deemed to be repeated by Guarantor on each date on which a transaction under the Agreement is entered into, amended or extended, that:

1.

It is duly organized and validly existing under the laws of the jurisdiction of its organization and has full power and legal right to execute and deliver this Guarantee and to perform the provisions of this Guarantee on its part to be performed;

2.

Its execution, delivery and performance of this Guarantee have been and remain duly authorized by all necessary corporate action and do not contravene any provision of its organizational documents or any law, regulation or contractual restriction binding on it or its assets;

3.

All consents, authorizations, approvals and clearances (including, without limitation, any necessary exchange control approval) and notifications, reports and registrations requisite for its due execution, delivery and performance of this Guarantee have been obtained from or, as the case may be, filed with the relevant governmental authorities having jurisdiction and remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any governmental authority having jurisdiction is required for such execution, delivery or performance; and

4.

This Guarantee is its legal, valid and binding obligation enforceable against it in accordance with its terms except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights or by general equity principles.

GUARANTOR IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY SUCH COURT, SOLELY FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT TO ENFORCE ITS OBLIGATIONS HEREUNDER OR RELATING IN ANY WAY TO THIS GUARANTEE AND (B) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF ITS PLACE OF RESIDENCE OR DOMICILE. GUARANTOR WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTEE.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any provision of New York law that would cause another jurisdiction’s laws to be applied).

FS CREDIT REAL ESTATE INCOME TRUST, INC.

By:	/s/ Edward T. Gallivan, Jr.
Name:	Edward T. Gallivan, Jr.
Title:	Chief Financial Officer

Accepted and Acknowledged:

LUCID PRIME FUND LLC

By:	/s/ David Carlson
Name:	David Carlson
Title:	President of Manager

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